Exhibit 99.1

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

August 16, 2017

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated February 3, 2017, as amended on February 15, 2017 (the “Group Agreement”). Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

FMLP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

/s/ Bradley L. Radoff
BRADLEY L. RADOFF Individually and as attorney-in-fact for Brian J. Kelley, Kyle J. Loudermilk, Paul A. Matthews, Anthony E. Scott and Joshua E. Schechter